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CONSENT OF INDEPRENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in registration statement on Form SB-2 of Pop N Go, Inc. of our report dated January 19, 2006 on our audits of the financial statements of Pop N Go, Inc. as of September 30, 2005 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

    October 11, 2006